SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Fixed by the Registrant [X]
Filed by a Party Other than the Registrant [  ]

[  ] Preliminary Proxy Statement
[X } Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a 11(c) or rule 14a 12

Southern Security Bank Corporation
__________________________________________________
(Name of Registrant as Specified in its Charter

____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant

Payment of Filing Fee (check the appropriate box)

[X ]  No fee required

                   SOUTHERN SECURITY BANK CORPORATION
                        NOTICE OF ANNUAL MEETING
                             OF SHAREHOLDERS

[LOGO]

October 16, 1998


To the Shareholders of Southern Security Bank Corporation:

Notice is hereby given that, pursuant to the By-Laws, the Annual Meeting of Shareholders of Southern Security Bank Corporation will be held in the lobby of the Southern Security Bank, at 3475 Sheridan Street, Hollywood, Florida at 4:00 P.M. on October 27, 1998, for the purpose of considering and voting upon the following matters:

1) ELECTION OF DIRECTORS: To elect two Group III Directors to hold office until the 2001 Annual Meeting of Shareholders and until their successors are elected and qualified; and

2) OTHER BUSINESS: The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on August 31, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

You are cordially invited to attend. Members of the Board and other executives of your Company appreciate this opportunity to meet shareholders personally, exchange views with you and advise you of progress to date.

By Order of the Board of Directors,

SOUTHERN SECURITY BANK CORPORATION


Floyd D. Harper
Vice President & Secretary

                              PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS

                     SOUTHERN SECURITY BANK CORPORATION
                            3475 Sheridan Street
                           Hollywood, Florida 33021
                               (954) 985-3900

This Proxy Statement is furnished to the holders of Class A Common Stock of Southern Security Bank Corporation (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of the Company to be held on October 27, 1998 or any adjournment thereof. This Proxy Statement and form of proxy are first being sent or given to shareholders on or about October 16, 1998.

Shareholders who execute proxies will retain the right to revoke them at any time before they are exercised. If you sign and return the enclosed proxy, the shares represented thereby will be voted for the nominees of the Board of Directors unless otherwise indicated on the proxy.

Under the Delaware General Corporation Law ("DGCL") and the Company's By-Laws, the presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The number of shares whose holders are present, or represented by proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the DGCL and the Company's By-Laws, the Directors standing for election must be elected by a plurality of the votes cast. For voting purposes, all votes cast "for", "against", "abstain", or "withhold authority" will be voted in accordance with such instruction as to each item.

The cost of solicitation of proxies by the Board of Directors will be borne by the Company. In addition to solicitations by mail employees of the Company and its subsidiary may solicit proxies in person, by facsimile transmission, or by telephone, but no employee of the Company or its subsidiary will receive any compensation for their solicitation activities in addition to their regular compensation. The Company will reimburse the reasonable expenses of brokerage houses and other custodians, nominees, and fiduciaries for forwarding solicitation material to the beneficial owners of the Company stock held of record by such persons.

The Board of Directors has fixed the close of business on August 31, 1998 as the time as of which shareholders entitled to notice of and to vote at the Annual Meeting shall be determined. There were 4,456,656 shares of the Company's Class A Common Stock, par value $.01 per share, outstanding and entitled to vote at the Close of Business on August 31, 1998.

                          ELECTION OF DIRECTORS

The Company's Board of Directors is classified into three groups that serve staggered terms of three years each. At the Annual Meeting, in accordance with the Company's Certificate of Incorporation and By-Laws, two (2) persons are to be elected to the Board of Directors as Group III Directors to hold office until the year 2001 Meeting of Shareholders and until their successors are elected and qualified.

It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Group III Directors -- R. David Butler and Harold C. Friend. The other groups of directors and their terms of office are as follows:
Group I, serving until 2000 -- Philip C. Modder and Eugene J. Strasser; and Group II, serving until 1999 -- James L. Wilson and Timothy S. Butler.

THE BOARD OF DIRECTORS  RECOMMENDS THAT  SHAREHOLDERS VOTE FOR THE NOMINEES
                        FOR Group III DIRECTORS

All nominees have consented to serve as Directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

Each Directors is elected for a period of three years. The term of directorships are staggered as to expiration date, such that each year one-third of the directorship is subject to re-election. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of the Directors then remaining in office; however, any additional Directors or vacancies filled may not take office nor serve, until proper applications and disclosures are filed with the Federal Reserve Bank of Atlanta (FRB), for prior approval therefrom. Once approval is obtained from the FRB, Director[s] may thereafter take office and serve in that capacity.

Name                  Term         Age                Position
Director Since

Philip C. Modder      3yr          57          Chairman of the Board & President
June 1992

James L. Wilson       3yr          53          Vice Chairman, Director, and
June 1992                                      Chief Executive Officer

Timothy S. Butler*    2yr          48          Director
December 1992

Eugene J. Strasser    2yr          52          Director
December 1992

Harold C. Friend      1yr          51          Director
December 1994

R. David Butler, Jr.* 1yr          49          Director
December 1994

*        Timothy S. Butler and R. David Butler, Jr. are cousins.

The following information about the Company's Directors relating to their principal occupations or employment, name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations has been furnished to the Company by the respective Directors.

Philip C. Modder: Mr. Modder has been involved in the banking industry in Palm Beach County for over 25 years. Mr. Modder was educated at the University of Wisconsin, Racine Wisconsin, Evangel College, Springfield, Missouri, Palm Beach Junior College, Lake Worth, Florida, and Florida Atlantic University, which granted him a B.S. Degree in 1969, in the academic areas of Finance and Accounting. Prior to organizing the subject Company, Mr. Modder was President and Chief Executive Officer and Organizing Director of Mizner Bank located in Boca Raton, Florida, from March 1987 to May 1992. Prior thereto, Mr. Modder served as Senior Vice President of Caribank of Palm Beach County. In 1988, Caribank of Palm Beach County was merged into its parent, Caribank of Dania. Prior to that time, Mr. Modder previously served as Senior Vice President and Area Manager of Atlantic National Bank for five years and Vice President and Branch Manager for eight years at Sun Bank. Mr. Modder serves as a Director and was a past Chairman of the Boca Raton Chamber of Commerce, and also serves as Chairman of the Boca Raton Airport Authority. Mr. Modder has also served as an instructor for the American Institute of Banking.

James L. Wilson: Mr. Wilson has been involved in banking and the finance industry in Florida since 1970, was educated at Union College with degree granted in 1968 in the academic areas of Mathematics and Organic Chemistry. Prior to organizing the Company, Mr. Wilson was Executive Vice President and Senor Lending Officer of Boca Bank in Boca Raton, Florida from June 1990 to June 1992. Prior thereto, from June 1985 to May 1990, Mr. Wilson was a Principal of Bayshore Investments, Tampa, Florida, a real estate finance and property management company. Mr. Wilson in the mid 1980's was Vice President and Senior Real Estate Lending Officer for Southeast Bank, Tampa, Florida. Mr. Wilson also held various positions with Royal Trust Bank (Canada), N.A. with USA offices in Miami; while at Royal Trust, Wilson was a member of the Bank Acquisition team, which purchased over a billion dollars in banking companies. Mr. Wilson's biography has been published in multiple editions of Who's Who of America, the South and South West, and the World since 1984. Mr. Wilson has also served as an instructor for the American Institute of Banking.

Timothy S. Butler: Mr. Butler was born in Fort Lauderdale and graduated from Pompano Beach High School in 1967. He attended Broward Community College and Florida State University. He has served as President of Butler Properties Ltd., since 1971. That Company manages the family assets consisting of farm land and various other real estate holdings. From January 1989 to June 1992, he served as an Associate Director of Mizner Bank in Boca Raton.

Eugene J. Strasser, M.D.: Dr. Strasser did his undergraduate work and Pre-Med work at Loyola College and the University of Maryland where he graduated in 1968. He attended the University of Maryland Medical School in Baltimore, Maryland where he graduated in 1972. Dr. Strasser is licensed by the American Medical Board as a Board Certified General Surgeon and a Board Certified Plastic and Reconstructive Surgeon. He has established his own small, private hospital, Cosmeplast Center, in Coral Springs, Florida, where he has practiced medicine since 1981.

Harold C. Friend, M.D.: Dr. Friend has been a resident of South Florida for 21 years. He received his B.A. from the University of Texas, and his M.D. degree from the University of Texas Southwestern Medical School in 1972. Dr. Friend is a Board-Certified Neurologist, practicing in Boca Raton. He has been active in numerous business activities, including past membership of the Mizner Bank's Advisory Board, President of Puget Sound Yellow Taxi, a transportation company located in Seattle, Washington from October 1990 to June 1993, and President of the Neuroscience Center in Boca Raton, Florida from June 1985 to the present. As to civic involvement, Dr. Friend has held past and present positions with the Southern Region of the Boy Scouts, Executive Board of United Way, and the Local and International Rotary. Dir Friend's biography is published in multiple editions of Who's Who of the South and South West, and the World.

R. David Butler: Mr. Butler was born in Boca Raton, Florida and was reared in Deerfield Beach, Florida. He attended Carson-Newman College and the University of Tennessee and was graduated with degrees in Business Administration, English, and Music. After retiring from Eastern Airlines after fifteen years of service as a flight services representative, in June of 1991 he established Pegasus Travel Management, a division of Regit Enterprises, Inc., of which he is President and Chief Executive Officer. Mr. Butler resides in Coconut Grove, Florida, this city also being the location of the corporate headquarters of Regit Enterprises.

           BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK
                    BY CERTAIN PERSONS AND BY MANAGEMENT


The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 31, 1998 by each person known by the Company to be the beneficial owner of more than five percent of all classes of the Company's voting securities.


Name & Address of Beneficial Owner    Number of Shares (1)   Percentage of Outstanding Shares

Philip C. Modder                        1,035,353 (2)                   19.4%
3475 Sheridan Street
Hollywood, FL 33021

James L. Wilson                           948,252 (3)                   17.8%
3475 Sheridan Street
Hollywood, FL 33021

Jack E. & Molly W. Butler, TTE's,         309,343 (4)                   5.8%
U/A dated 11/13/90
150 SE 4 Avenue
Deerfield Beach, FL 33441

Robert D. & Martha L. Butler, TTE's       312,948 (5)                   5.9%
U/A dated 3/29/90
84 SE 4 Avenue
Deerfield Beach, FL 33441

Linda K. Strasser                         398,128 (6)                   7.5%
6770 NW 87 Avenue
Parkland, FL 33067

Timothy S. Butler                         449,738 (7)                   8.5%
H.C. 10, Box 580
Lakemont, GA 30552

Harold C. Friend                          281,688 (8)                   5.3%
3475 Sheridan Street
Hollywood, FL 33021


(1) Information presented in this table has been obtained from the respective shareholders or from filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) Includes options to purchase 335,323 shares that are exercisable within 60 days, and 67,511 shares owned by Mr. Modder's wife.

(3) Includes options to purchase 261,555 shares that are exercisable within 60 days, and 40,844 shares owned by Mr. Wilson's wife.

(4) Jack E. & Molly W. Butler share voting and investment power with respect to such shares.

(5) Robert D. and Martha L. Butler share voting and investment power with respect to such shares.

(6) Includes 16,667 shares owned by Linda Strasser's husband and options owned by him to purchase 100,841 shares that are exercisable within 60 days.

(7) Includes 250,000 shares owned by a trust as to which Mr. Butler has sole voting and investment power and options to purchase 134,174 shares that are exercisable within 60 days. (8) Includes options to purchase 19,953 shares that are exercisable within 60 days, 40,993 shares owned by Dr. Friend's wife, and 152,467 shares owned by Dr. Friend as custodian for his children.

Security Ownership of Directors and Officers

The following table sets forth information concerning the beneficial ownership of the Company's Common Stock beneficially owned by each Director of the Company, by each Executive Officer of the Company named in the compensation table, and by all Directors and Executive Officers of the Company as a group, as of August 31, 1998.


Name (1)                     Shares of Class A Common Stock Percentage of Stock

Philip C. Modder                   1,035,353 (2)                  19.4%
James L. Wilson                      948,252 (2)                  17.8%
Eugene J. Strasser                   398,128 (3)                   7.5%
Harold C. Friend                     281,688 (2)                   5.3%
Robert D. Butler                      42,890 (4)                   0.8%
Timothy S. Butler                    449,738 (2)                   8.5%
All Directors and Executive
Officers as a Group (7 Persons)    3,155,049 (5)                  58.3%

     (1) The business address of each of the persons identified above is at Southern Security Bank Corporation, 3475 Sheridan Street, Hollywood, Florida 33021.

     (2) See footnotes to preceding table.

     (3) Includes 272,620 shares owned by Eugene Strasser's wife and options to purchase 100,841 shares that are exercisable within 60 days.

     (4) Includes options to purchase 11,841 shares that are exercisable within 60 days.

     (5) Except as otherwise indicated in the footnotes above, members of the group have sole voting and investment power as to such shares.


                           INFORMATION ABOUT MANAGEMENT

Committees of the Board of Directors

     The Board of Directors has an Audit committee but does not have compensation or nominating committees. Compensation matters and nominations for positions on the Board of Directors are passed upon by the Board as a whole. The Board will consider review and consider shareholders' suggestions of nominees for Director that are submitted in writing to the Board, at the address of the Company's principal executive office, not less than 120 days in advance of the date the Company's proxy statement is released to shareholders in connection with the previous year's Annual Meeting of Shareholders. The defined purposes and current membership of the Audit Committee is as follows.

     Audit Committee. The Audit Committee, which is chaired by Dr. Strasser met one time during 1997. The Audit Committee has responsibility for general oversight of the Company's internal auditors, reviewing the Company's annual audit plan with its auditors, considering questions and issues arising during the course of the audit, oversight of the Company's financial reporting, and inquiring into related matters such as the adequacy of internal controls. The Audit Committee also has responsibility for making a recommendation to the Board of Directors regarding the selection of the Company's independent auditors. In addition to Dr. Strasser, Mr. Timothy S. Butler and Dr. Harold C. Friend serve on the Audit Committee.

Board of Directors and Committee Meetings

     The Board of Directors held nine meetings in fiscal 1997, and all of the Directors attended at least 75% of the aggregate of (a) the total number of meeting of the Board of Directors held during the period for which they served as Director, and (b) the total number of meetings held by all Committees of the Board of Directors on which they serve.

Compensation of Directors

     At present the Company does not compensate any of its Directors for their services to the Company as Directors, although it may do so in the future, subject to applicable regulatory approval. The Company may reimburse its Directors for their costs incurred for attending meetings of the Board of Directors. The Company's Bank subsidiary compensates its Directors, some of whom are Directors of the Company, by annual grants of 16,200 options to purchase Bank Common Stock at par value of the Bank on the date of grant. Such options are exercisable for a period of ten years from the date of grant.

Compensation of Management

     The following table shows information concerning annual and long-term compensation to certain Executive Officers for services to the Company for the years ended December 31, 1997, 1996 and 1995. The table includes information on the Company's Chairman and Chief Executive Officer, Philip C. Modder, and its President and Chief Operating Officer, James L. Wilson, (collectively, the "Named Executive Officers"). No other current Executive Officer earned more than $100,000 in salary and bonus in 1997.

                           Annual Compensation                                                   Long-Term
                                                                                               Compensation
        Name and
    Principal Position                                                                                                 All Other
                                                                                                                      Compensation
                               Year           Salary             Other Annual           Securities
                                                                 Compensation           Underlying          LTIP
                                                                                         Options/          Payouts
                                                                                         SARs (#)            ($)
Philip C. Modder,              1997        $175,000 (1)           $17,000 (1)             48,807             -0-             $8,408
Chairman &                     1996        $127,000 (1)           $17,000 (1)             19,619             -0-             $8,408
President                      1995        $149,000 (1)           $17,000 (1)             18,692             -0-             $8,408
James L. Wilson,               1997        $175,000 (1)           $17,000 (1)             42,671             -0-             $5,878
Vice Chairman &                1996        $103,000 (1)           $17,000 (1)             14,714             -0-             $5,878
Chief Executive                1995        $125,000 (1)           $17,000 (1)             15,966             -0-             $5,878
Officer

     (1) Includes automobile allowances in the amount of $10,800 per year for each of Messrs. Modder and Wilson.

     The following table shows information concerning options granted to Named Executive Officers during the fiscal year ended December 31, 1997.

                Option/SAR Grants in Last Fiscal Year

                                   Number of          Percentage of
                                  Securities              Total
          Name                    Underlying          Options/SAR's      Exercise or Base     Expiration Date
                                 Options/SAR's         Granted to         Price ($/Share)
                                    Granted           Employees in
                                                       Fiscal Year
Philip Modder                       48,897                 53%                $1.80            06/30/2007
James Wilson                        42,671                 47%                $1.80            06/30/2007



     In addition, as Directors of the Company's Bank subsidiary, each Messrs. Modder and Wilson received 11,600 options to purchase shares of common stock of the Bank. Such options are exercisable at 110% of the fair market value of the Bank's shares on the date of grant and are exercisable for a period of ten years from the date of grant.

     The following table shows information concerning option exercises and year-end option values for options held by the Named Executive Officers.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and
                        Fiscal Year-End Option SAR Values

------------------------------------------------------------------------------

                                                        Number of                Value of
                                                        Securities               Unexercised
                                                        Underlying               In-the-Money
                                                        Unexercised              Options/SAR's
                 Shares Acquired                        Options/SAR's at         at FY-End
Name             on Exercise      Value Realized        8-31-98 Exercisable/     Exercisable/
                                                        Unexercisable            Unexercisable


Philip Modder         - 0 -         - 0 -               282,785/0                $ - 0 - (1)
James Wilson          - 0 -         - 0 -               209,180/0                $ - 0 - (1)


     (1) Average option exercise price was $.26 per share, the approximate book value of the shares. There is no market for the Company's Common Stock, and any shares issued upon exercise of the options would have been restricted under the Securities Act.

Employment Agreements

Philip C. Modder and James L. Wilson have Employment Agreements with the Company dated June 11, 1992 as amended June 30, 1997 (as so amended, the "Employment Agreements"). The Employment Agreements provided that Modder would serve as the Company's Chief Executive Officer and Chairman of the Board, and that Wilson would serve as the Company's President, Senior Loan Officer, and Chief Operating Officer. By Order of the Board of Directors of the Company on September 23, 1997 and subject to approval by bank regulators, which was granted with an effective date of December 1, 1997, the positions of Messrs. Modder and Wilson were changed to Chairman of the Board and President, and Vice Chairman of the Board and Chief Executive Officer, respectively.

The Employment Agreements provide that Modder and Wilson shall each serve for a five year term from June 11, 1997, except that the if the Company does not deliver written notice to the respective executive at least six months prior to the end of the term it shall automatically renew for an additional five year term. Each Employment Agreement provides for the following compensation to the executive: (i) the executive will be paid a base salary of $175,000 per year, subject to annual increase by the greater of the change in the Consumer Price Index ("CPI") or 5%; (ii) the executive will be paid a bonus equal to 2.5% of the pre-tax net income of the Company; (iii) if the Company acquires the assets of any existing financial institution, the executive shall receive a bonus equal to 0.20% of the gross assets for each such transaction; (iv) the executive shall during term of the Agreement receive semi-annual grants on July 1st and January 1st of stock options equal to 0.6% of the outstanding Class A Common Stock of the Company exercisable at 110% of per share book value of such stock on the day preceding the grant (the executives have agreed with the Company that options granted on July 1, 1997 and January 1, 1998 are exercisable at the price at which shares were offered in private placements on or about the date of grant -- $1.80 in the case of the July 1, 1997 options and $5.00 per share in the case of the January 1, 1998 options); (v) if permitted by law and in accordance with applicable federal and state regulations, loans equal to the exercise price of the options granted at interest rates not greater than prime plus 1% with a term of not less than 30 months; (vi) if any of the options is not an "incentive stock option" under the Internal Revenue Code, reimbursement of any taxes the executive is required to pay be reason thereof; (vii) disability insurance coverage providing for benefits in the amount of 60% of the executives total annual compensation subject to cost of living adjustments equal to the lesser of the change in the CPR or 12% annum; (viii) a whole life insurance annuity policy in the face amount of $1,750,000 plus reimbursement of any income taxes the executive is required to pay as a result of payment of the premiums on such insurance policy; (viii) family membership in two country clubs; (ix) an automobile allowance of $900 per month adjusted annually in accordance with the CPI plus sales taxes, insurance and operating costs of the auto; and (ix) comprehensive medical and dental insurance.

Termination Payments

The Employment Agreements contain provisions for additional compensation to the executive or his legal representatives in the event of termination, including:
(i) if an Employment Agreement terminates for any reason, all options provided for thereunder become fully vested and exercisable for a period of ten years from the date of such termination; (ii) if an Employment Agreement is terminated for any reason other than death or permanent disability, the Company will pay for the executive's comprehensive medical and dental insurance for two years following the date of termination; (iii) in the event of the death or permanent disability of the executive, the executive's annual compensation shall be paid to him or his legal representatives for a period of 12 months following termination; (iv) in the event of a Change of Control of the Company (defined to include the acquisition of 20% or more of the combined voting power or the Company's outstanding stock after the date of the agreement, a change in the majority of the Board of Directors of the Company in connection with a business combination, sale of assets or related transaction), if the executive may terminates the agreement on 60 days written notice he shall receive a lump sum payment of 200% of his total annual compensation for the preceding 12 months; and (v) upon 60 days written notice before termination by the executive, the executive shall receive a lump sum payment of 200% of his annual compensation for the preceding 12 months together with continuation of employee benefits for the periods described above.

                          CERTAIN TRANSACTIONS

On September 30, 1993, the Company received from Philip Modder, the Chairman of the Company, and James Wilson, the President of the Company, $100,000 and $50,000, respectively, in services and assistance in payment of organizational expenses of the Company, and they received non interest bearing notes therefor (the "Notes"). On June 30, 1997, in exchange for elimination of the Notes, the Company sold 945,269 shares of Common Stock to Philip Modder, and 472,634 shares of Common Stock to James Wilson, in each case at a price of $0.10579 per share (110% of then book value per share), in exchange for the elimination of the Notes. On the same date, Messrs. Modder and Wilson entered into an agreement with the Board of Directors pursuant to which they eliminated obligations for unpaid wages and benefits under the terms of their employment agreements ($78,563 in the case of Mr. Modder and $128,563 in the case of Mr. Wilson) in exchange for the Company issuing Common Stock to them (742,632 shares and 1,215,266 shares, respectively) at the agreed upon value of $.10579 per share. Messrs. Modder and Wilson subsequently agreed with the Company to revalue the Shares of Common Stock issued on June 30, 1997 at $.60 per share and, as a result, the Company rescinded the issue of 2,780,590 of the shares (1,390,085 each) made to them on June 30, 1997. As of December 31, 1997, the Company owed $215,000 to Mr. Modder and $75,000 to Mr. Wilson for unpaid back wages and benefits.

The Company currently owes $100,000 to a trust affiliated with John E. Butler, who is the father of Timothy S. Butler and the uncle of R. David Butler, who are Directors of the Company, pursuant to the terms of a note that bears interest at the rate of 8% per annum payable quarterly (the "Butler Note"). The Butler Note was issued on December 29, 1993 and matures every six months, when it is automatically renewed for an additional six months unless the trust notifies the Company of its intention to call the Note thirty days prior to such maturity date. The next maturity date of the Butler Note is on June 30, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

Under  Section  16 of the  Securities  and  Exchange  Act of 1934,  as  amended,
Directors and Executive Officers and certain other persons are required to report their ownership of equity securities of the Company, and any changes in that ownership, to the Securities and Exchange Commission and the Company. Based solely upon a review of reports furnished to the Company by such persons on Forms 3, 4, or 5 for the period ended December 31, 1997 (the "Section 16(a) Reports") and information provided by each individual, the following persons failed to file Form 3 Reports during 1997 concerning their status as Directors, Officers and more than 10% shareholders of the Company: Philip C. Modder, James
L. Wilson, Timothy S. Butler, Eugene J. Strasser, Harold C. Friend, Robert D. Butler, Jr., and Floyd Harper.

All of such persons have subsequently filed Form 3 Reports. None of such persons failed to file any other Section 16(a) Reports during 1997.

                           SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the next Annual Meeting must be submitted on a timely basis for the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices no later than December 1, 1998. Any such proposals, as well as any questions related thereto, should be directed to the attention of Mr. Floyd
D. Harper, Vice President and Secretary.

                                INDEPENDENT AUDITORS

     A representative of McGladrey & Pullen, LLP ("McGladrey & Pullen"), the Company's independent auditors for 1997, is expected to attend the Annual Meeting. The representative will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. No member of McGladrey & Pullen has any past or present interest, direct or indirect, in the Company or its subsidiary.

On September 24, 1996, the Board of Directors selected McGladrey & Pullen as the Company's independent public accountants for 1996, 1997 and 1998 fiscal years. Deloitte & Touche, LLP ("Deloitte") had been under a three year commitment with the Company for the production of audited financial statements for the Bank for the years 1993, 1994 and 1995, which commitment expired with the completion of the 1995 audit. After a review of several competitive audit proposals, the Board of Directors decided by unanimous vote at its September 24, 1996 Board Meeting that McGladrey & Pullen would be the accountants for the Company for the next three years, beginning with the 1996 audit.

Deloitte was the independent accounting firm which audited the financial statements of the Bank for each fiscal year from 1993 through 1995. Deloitte's reports on the Bank's financial statements for the past two fiscal year's did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified for uncertainty, audit scope, or accounting principles.

     1) During the Company's two most recent fiscal years and subsequent interim period preceding the date of the selection of McGladrey & Pullen, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     2) During the Company's two most recent fiscal years and any subsequent interim period preceding the date of the selection of McGladrey & Pullen, none of the following events occurred:

     (a) Deloitte advised the Company that the internal controls necessary for the Bank to develop reliable financial statements did not exist;

     (b) Deloitte having advised the Bank that information has come to its attention that had led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management.

     (c)(1) Deloitte having advised the Bank of the need to expand significantly the scope of its audit, or that information had come to its attention during the such time period, that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements: and
(2) due to the failure to reappoint Deloitte as accountants for the Bank or for any other reason, Deloitte did not so expand the scope or its audit or conduct such further investigation; or

     (d) (1) Deloitte having advised the Bank that information has come to its attention and that it had concluded that the information materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that unless resolved to Deloitte's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements: and (2) due to the failure to reappoint Deloitte as accountants for the Bank or for any other reason, the issue has not been resolved to its satisfaction.

     During the Company's two most recent fiscal years and any interim period prior to March 30, 1996, the Company (or someone acting on its behalf) did not consult McGladrey & Pullen regarding either any matter that was either (i) the subject of a disagreement as described in paragraph number "1" above, or (ii) the subject of any event described in paragraph number "2" above.

                            OTHER MATTERS

Except for the matters set forth above, the Board knows of no other matters which may be presented at the Annual Meeting of Shareholders, but if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgement in such matters. The Company's 1997 Annual
Report to Shareholders, although not a part of this Proxy Statement, is enclosed.

A copy of the Company's Annual Report on Form 10-K for the fiscal year 1997 may be obtained without charge by any shareholder of record by written request to Floyd D. Harper, Vice President and Secretary at Southern Security Bank Corporation, 3475 Sheridan Street, Hollywood, Florida 33021.

Dated:      October 16, 1998



                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Floyd D. Harper, Vice President & Secretary

                        SOUTHERN SECURITY BANK CORPORATION
                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  OCTOBER 7, 1998

The undersigned shareholder(s) of Southern Security Bank Corporation hereby appoints Timothy S. Butler and Eugene J. Strasser, M.D., or either of them (with full power to act alone), as proxy or proxies with full power of substitution, to vote all the shares of Common Stock of Southern Security Bank Corporation (the "Company"), which the undersigned may be entitled to vote, as specified herein, at the Annual Meeting of Shareholders of the Company to be held at Southern Security Bank, 3475 Sheridan Street, Hollywood, Florida, at 4:00 P.M. on October 27, 1998, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are authorized to vote on the following matters.


1)  Election of Directors                     Nominees are listed below

    [  ]     FOR the election of all         [  ]     WITHHOLD AUTHORITY
             nominees listed below                    to vote for all
             (except as marked to                     nominees listed below
             the contrary below)

R. David Butler and Harold C. Friend, M.D. to serve as Group III Directors until the Annual Meeting of Shareholders in 2001.

2) Said proxies are given discretion to vote upon the transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Proxy, when properly executed, will be noted in the manner directed herein by the undersigned stockholder(s). Unless contrary direction is given, this Proxy will be voted FOR the election of nominees listed in 1, and in accordance with the discretion of the proxies on any other matters.

Please sign exactly as name appears above. When signing as attorneys, executors, administrators, trustee or guardian, please give full title as such. Proxies issued by a corporation should be signed with full corporate name by duly authorized officer or officers. If a partnership, please sign the partnership name by an authorized person. For joint tenants, each owner should sign.


---------------------------       -------------------------------------
Dated

                                   -------------------------------------
                                  (Signature of Stockholder[s]

PLEASE SIGN, DATE, AND RETURN PROXY